Investor Contact: Dan Leib, Vice President, Investor Relations Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR Donnelley Agrees to Acquire The Astron Group; Acquisition Bolsters Reach and Breadth of RR Donnelley's Document-Based Outsourcing Group

Chicago -- April 18, 2005 -- R.R. Donnelley & Sons Company (NYSE:RRD) announced today that it has signed a definitive agreement to acquire The Astron Group, a leading provider of integrated, end-to-end document business process outsourcing (BPO) solutions, in an all-cash deal, for approximately $990 million. The agreement is subject to regulatory approval and is expected to close this summer.

The Astron Group is a leading provider of transactional print and mail services, data and print management, document production and marketing support services to a blue-chip roster of clients, a number of which are shared with RR Donnelley. The Astron Group's expertise and position in the document-based business process outsourcing segment coupled with RR Donnelley's deep customer relationships with global corporations rapidly enhances RR Donnelley's ability to leverage relationships and sell across the platform.

"We are pleased to deliver on our commitment to grow our document-based outsourcing business," said Mark A. Angelson, RR Donnelley's Chief Executive Officer. "The Astron Group broadens our diverse printing and service capabilities in Europe, provides us with a strong operations center in Asia, nearly doubles our size in this fast growing, high margin segment and creates an expanded opportunity to sell to existing and new clients. This transaction represents an excellent strategic fit and we expect that it will be slightly accretive to earnings in the first year."

Angelson added, "These are exciting times at RR Donnelley. Our team has made great progress in integrating last year's acquisition of Moore Wallace and has delivered strong revenue and earnings performance. This acquisition represents another important step as we continue to augment our platform."

"RR Donnelley is the perfect partner for The Astron Group," said David Mitchell, CEO of The Astron Group. "Combining RR Donnelley's global leadership with Astron's position in BPO provides our customers with an unparalleled offering. I expect our employees will benefit as well from increased opportunities as part of the premier global provider of document-related products and services."

The Astron Group employs more than 4,000 people across 70 locations globally and expects approximately $550 million in revenue in 2005.

Goldman, Sachs & Co. provided mergers and acquisitions advice and Ashurst provided legal counsel to RR Donnelley. Citigroup and UBS Investment Bank provided mergers and acquisitions advice and Clifford Chance provided legal counsel to The Astron Group.

A conference call and simultaneous webcast to discuss the transaction will be held on Monday, April 18, 2005 at 9:00 a.m. (Central). The live webcast will be accessible on RR Donnelley's web site: http://www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing (706) 634-1139. A webcast replay will be archived on the Company's web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at (706) 645-9291, passcode 5644977.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world's premier full-service global print provider and the largest printing company in North America, serving customers in publishing, healthcare, advertising, retail, telecommunications, technology, financial services, and many other industries. Founded more than 140 years ago, the company provides solutions in commercial printing, forms and labels, direct mail, financial printing, print fulfillment, business communication outsourcing, logistics, online services, digital photography, color services, and content and database management. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services, and market- specific solutions. For more information, visit the company's web site at http://www.rrdonnelley.com.

About The Astron Group

Astron is Europe's premier integrated document solutions provider, combining world class Corporate Solutions with end-to-end Document Management and Marketing Support services. Astron is the UK's largest print and mail provider, delivering fully integrated document strategies to leading companies on a global scale. Additional information is available at http://www.astron.co.uk/.

Use of Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.

Many of the factors that could cause material differences in the expected results include, without limitation, the following: the potential loss of customers and employees as a result of the transaction, the ability to achieve savings by leveraging operational and spending efficiencies across the organizations, the success of the organization in leveraging its comprehensive product offering to the combined customer base as well as the ability of the organization to complete the integration without losing focus on the business. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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